Exhibit 10.3.7

STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Agreement”) is entered into as of                     , 2004, among Investment Technology Group, Inc., a Delaware corporation (the “Company”) and                     , a member of the Board of Directors of the Company (the “Participant”).

WHEREAS, the Board of Directors of the Company has approved the Company’s Non-Employee Directors Stock Option Plan (the “Plan”), pursuant to which members of the Board of Directors who are not employed by the Company or by any subsidiary or parent of the Company are entitled to receive certain automatic grants of options to purchase shares of the Company’s Common Stock.

WHEREAS, the Participant is a member of the Board of Directors who is not employed by the Company or a subsidiary or parent of the Company and is not otherwise ineligible to participate in the Plan.

NOW THEREFORE, the parties agree as follows:

Section 1.  Grant of Option.

1.1  The Company hereby grants to the Participant a nonqualified stock option (the “Option”) to purchase                shares of the Company’s Common Stock (the “Stock”), for a price per share of $         (the “Option Price”).  The Option is intended to be a nonqualified stock option and shall not be treated as an incentive stock option under the provisions of the Code.

1.2.  The Option is granted under the Plan.  All of the terms and conditions of the Plan are hereby incorporated by reference in this Agreement as though fully set forth herein.  Terms defined in the Plan but not in this Agreement shall have the meanings set forth in the Plan.  To the extent of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern.  The Participant acknowledges receipt of a copy of the Plan, accepts the Option subject to the terms and conditions set forth in the Plan and this Agreement and consents to and agrees to comply with such terms and conditions.

1.3.  This Option is granted for no consideration other than the services of the Participant as a member of the Board of Directors and the Participant’s agreements set forth herein.

1.4.  It is intended that the grant of the Option be exempt from the provisions of Section 16(b) of the Exchange Act pursuant to the provisions of Rule 16b-3.

Section 2.  Terms of Option.

2.1.  The Option (to the extent not earlier exercised or forfeited) will expire at 5:00 p.m., Eastern time on              , 2009; provided, however, if the Participant ceases to serve as a Director of the Company prior to such date, except as otherwise provided in Section 9(d) of the Plan, the Option will expire as follows: (i) if the Participant ceases to serve as a Director of the Company due to death, disability or retirement at or after age 65, the date 12 months after such cessation of service, but in no event later than                   , 2009; and (ii) if the Participant ceases to serve as a Director of the Company for any reason other than due to death, disability or retirement at or after age 65, at the date 60 days after such cessation of service, but in no event later than                       , 2009.

2.2.  The Option will vest and become exercisable in three equal annual installments, beginning on the first anniversary of the Grant Date.  In the event the Participant ceases to serve as a Director of the Company by reason of death or disability, the Option shall become vested and exercisable in full at the time of such termination.  In the event the Participant ceases to serve as a Director of the Company for any other reason, that portion of the Option that has not yet vested shall be forfeited.

2.3.  Written notice of exercise of the Option shall be given to the Secretary of the Company and shall be deemed to have been received either when delivered personally to the office of the Secretary or at 11:58 p.m. on the date of any U.S. Postal Service postmark on the notice, whichever is earlier.  Such notice shall be irrevocable and must be accompanied by the payment of the purchase price as provided in Section 2.4 below.  Upon the exercise of the Option, the Company will transfer or will cause to be issued a certificate or certificates for the Common Stock being purchased as promptly as practicable.

2.4.  The purchase price of Stock purchased by the Participant upon exercise of the Option (the “Option Shares”) shall be paid in full to the Company at the time of such exercise in cash (including by check) or by the surrender of Stock (including the surrender of Option Shares) or a combination thereof; provided, however, that Stock held for less than six months may be surrendered in payment or partial payment of the purchase price only with the approval of the Board of Directors.

Section 3.  Adjustments.  The number and kind of shares purchasable upon exercise of the Option, and other terms of the Option, shall be appropriately adjusted, in the discretion of the Board of Directors, in accordance with Section 7 of the Plan, in order to prevent dilution or enlargement of the rights of the Participant.

Section 4.  Representations of Participant.  The Participant represents and warrants that the Participant is acquiring the Option for his own account and not with a view to distribution of this Option or the Option Shares. As a condition to the exercise of the Option, and in the event that the Option Shares have not yet been registered under the Securities Act of 1933, as amended (the “Act”) at the time they are issued, the Company may require the Participant to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulation, including but not limited to a representation and warranty that the Option Shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Act or any other applicable law, regulation or rule of any governmental agency.

Section 5.   Nontransferability.  Neither the Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey the Option, which Option is, and all rights under this Agreement are, expressly declared to be unassignable and nontransferable, other than by will or under the laws of descent and distribution.  No part of the Option shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, nor be transferable by operation of law in the event of the Participant’s or any other person’s bankruptcy or insolvency.

Section 6.  Miscellaneous.

6.1  Neither the Participant nor any other person shall acquire by reason of the Option or the Option Shares any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds or assets which the Company, in its sole discretion, may set aside in anticipation of a liability.  No trust shall be created in connection with or by the granting of the Option or the purchase of any Option Shares, and any benefits which become payable hereunder shall be paid from the general assets of the Company.  The Participant shall have only a contractual right to the amounts, if any, payable pursuant to this Agreement, unsecured by any asset of the Company or any of its affiliates.

6.2.  The Participant authorizes the Company to withhold, in accordance with any applicable law, from any compensation payable to him any taxes required to be withheld by federal, state or local law upon the issuance of Option Shares or the payment of money pursuant to the exercise of the Option.  The Participant may elect to have the Company withhold Option Shares to pay any applicable withholding taxes resulting from the exercise of the Option, in accordance with any rules or regulations adopted by the Board of Directors and then in effect.

6.3.  Shares issued pursuant to exercise of the Option shall be shares of Stock, the issuance of which is registered under the Act.

6.4.  The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assignees of the Participant and the Company.

6.5.  In any action at law or in equity to enforce any of the provisions or rights under this Agreement, including any arbitration proceedings to enforce such provisions or rights, the unsuccessful party to such litigation or arbitration, as determined by the court in a final judgment or decree, or by the panel of arbitrators in its award, shall pay the successful party or parties all costs, expenses and reasonable attorneys’ fees incurred by the successful party or parties (including without limitation costs, expenses and fees on any appeals), and if the successful party recovers judgment in any such action or proceeding such costs, expenses and attorneys’ fees shall be included as part of the judgment.

6.6.  The Participant agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities laws.

6.7.  For convenience, this Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purposes without the production of any other counterparts.

6.8.  This Agreement, together with the Plan, sets forth the entire agreement between the parties with reference to the subject matter hereof, and there are no agreements, understandings, warranties, or representations, written, express or implied, between them with respect to the Option other than as set forth herein or therein, all prior agreements, promises, representations and understandings relative thereto being herein merged.

6.9.  Nothing expressed or implied herein is intended or shall be construed to confer upon or give to any person, other than the parties hereto, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof.

6.10.  This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.  Any such written instrument must be approved by the Board of Directors to be effective as against the Company.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same.  No waiver by any party of the breach of any term or provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

6.11.  Any notice to be given hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, and, if to the Company, addressed to it at 380 Madison Avenue, Fourth Floor, New York, New York 10017, Attention: Secretary, and, if to the Participant, addressed to him at the address set forth below his signature hereto, or to such other address of such party as that party may designate by written notice to the other.

6.12.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Option Agreement as of the date first above written.

INVESTMENT TECHNOLOGY GROUP, INC.

By:
Name: Raymond L. Killian, Jr.,
Title: Chairman

{Insert Name of Director}

Address for Notices: